Exhibit 3.1.1

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED		Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation:	SofTech, Inc.

(2)	Registered office address:	59 Composite Way, Suite 401, Lowell, MA 01851
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s):		Article III
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted:		12/11/1998
(month, day, year)

(5)	Approved by:

(check appropriate box)

. the incorporators.

. the board of directors without shareholder approval and shareholder approval was not required.

X . the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)	State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III

VOTED: To increase the number of authorized shares of Common Stock of the Company, par value $0.10 per share, from 10,000,000 to 20,000,000.

To change the number of shares and the par value, *if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	10,000,000	$0.10

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	20,000,000	$0.10

(7)			The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

Signed by:	/s/ Joseph Mullaney					,
	Joseph Mullaney		(signature of authorized individual)

. Chairman of the board of directors,

X . President,

. Other Officer,

. Court-appointed fiduciary,

on this	15th	day of	April	,	2011	.

* G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III, See G.L Chapter 156D, Section 6.21, and the comments relative thereto.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

April 15, 2011 10:34 AM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth